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                                                                       Exhibit 1
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                       CERTIFICATE OF LIMITED PARTNERSHIP
                        WELLS REAL ESTATE FUND IX, L.P.

Number                                                                     Units
       -------                                                     -------
               A LIMITED PARTNERSHIP ORGANIZED UNDER THE LAWS OF
                    THE STATE OF GEORGIA, NORCROSS, GEORGIA


This certifies that                                               is the owner
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of                         limited partnership units of Wells Real Estate Fund
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IX, L.P., a Limited Partnership organized under the laws of the State of
Georgia.  This Certificate is non-transferable and non-negotiable.

     Units represented by this Certificate are subject to the terms, conditions and limitations of the Amended and Restated Agreement of Limited Partnership, and may only be sold or transferred in accordance with the provisions of Article 17 of the Amended and Restated Agreement of Limited Partnership.

     IN WITNESS WHEREOF, the said Partnership has caused this Certificate to be issued by its General Partner.

                                     WELLS REAL ESTATE FUND IX, L.P.

                                     By:  Wells Partners, L.P.
                                          A Georgia limited partnership
                                          General Partner

                                          By:  Wells Capital, Inc.
                                               A Georgia corporation
                                               General Partner


                                               By: /s/ Leo F. Wells, III
                                                   ----------------------
                                                   Leo F. Wells, III
                                                   President


     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF UNITS OR ANY INTEREST THEREIN, OR TO RECEIVE CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.